                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 22, 1998


                                 CompUSA Inc.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)

        1-11566                                          75-2261497
(Commission File Number)                   (I.R.S. Employer Identification No.).


                          14951 North Dallas Parkway
                              Dallas, Texas 75240
                   (Address of principal executive offices)


                   Registrant's telephone number, including
                           area code: (972) 982-4000


                                Not Applicable
        (Former name or former address, if changed since last report.)


                        Exhibit Index appears on Page 4
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ITEM 5. OTHER EVENTS.

On June 22, 1998, CompUSA Inc. announced that it had signed a definitive agreement to acquire Computer City, Inc., a Delaware corporation and a wholly-owned subsidiary of Tandy Corporation, for approximately $275 million, payable in a note and cash. The acquisition is expected to be consummated within 90 days, subject to due diligence, regulatory approval and customary closing conditions. Copies of the June 22, 1998 press releases relating to the foregoing are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial statements of businesses being acquired: Not Applicable.

        (b)  Pro forma financial information: Not Applicable.

        (c)  Exhibits:

              99.1 Press Release issued by CompUSA Inc. and Tandy Corporation, dated June 22, 1998

              99.2  Press Release issued by CompUSA Inc., dated June 22, 1998

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CompUSA Inc.


Dated: June 26, 1998                            By:  /s/  James E. Skinner
                                                   ---------------------------
                                                    James E. Skinner
                                                    Executive Vice President and
                                                    Chief Financial Officer

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

                                 EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

99.1 Press Release issued by CompUSA Inc. and Tandy Corporation, dated June 22, 1998

99.2            Press Release issued by CompUSA Inc., dated June 22, 1998

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